UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1896129

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5966 La Place Court, Suite 100 Carlsbad, California 92008

(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c)or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
N/A
Securities to be registered pursuant to Section 12(g) of the Act:
None

EXPLANATORY NOTE

MaxLinear, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.0001 per share (the “Common Stock”) from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects the listing and trading of its Common Stock on the NYSE to cease at the close of trading on December 10, 2021, and that trading will begin on Nasdaq at market open on December 13, 2021.
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Registrant’s Common Stock included in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-34666), filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2021, is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	December 10, 2021	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Kishore Seendripu
Kishore Seendripu
President and Chief Executive Officer